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SALES LEDGER FINANCING
Terms and Conditions

                                                          Sales Ledger Financing

BARCLAYS BANK PLC
SALES LEDGER FINANCING TERMS AND CONDITIONS (VERSION A/2005)
INCORPORATED INTO OUR SALES LEDGER FINANCING AGREEMENT

These Conditions are signed by the authorised signatories on behalf of each party to indicate their incorporation into the Sales Ledger Financing Agreement between:

(Party 1) Barclays Bank PLC and

(Party 2) Allied Staffing Professionals Limited
          ----------------------------------------------------------------------

With the Commencement Date of the: ___________________ day of _________ 20 _____

Full Names of Authorised Signatory      Signature

-------------------------------------   ----------------------------------------
(Party 1) Barclays Bank PLC

David Moffatt                           David Moffatt
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(Party 2)

Paul Weston                             Paul Weston
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(Party 2)

Barclays Bank PLC
Sales Ledger Financing Terms and Conditions
Order of Clauses

1    Introduction
2    Notification To Us of Debts and Credit Notes
3    Purchase Price of Debts
4    Credit Lines
5    Debtors Control Account and Payment Account
6    Discount, Service Charges and Other Fees
7    Notices to Debtors
8    Debtor's Accounts and Collection of Debts
9    Your Agency
10   Trusts
11   Foreign Debts
12   Information and Documentation
13   Your Warranties to us
14   Your Undertakings to us
15   External Credit Insurance
16   Computerised Facilities
17   Recourse and Reassignment
18   Communications with Debtors and Third Parties
19   Partnerships and Sole Traders
20   Termination of the Agreement
21   Assignment, Delegation, Force Majeure and EMU
22   Waiver, Severance, Variation and Further Acts
23   Service of Notices and Process
24   Power To Act In Your Name
25   Definitions
26   Standard Confidential Invoice Discounting Terms & Conditions
27   Standard Factoring Terms & Conditions

                                                          Sales Ledger Financing

Barclays Bank PLC
Standard Terms and Conditions

1.   INTRODUCTION

1.1. Certain words have the meanings given after each of them in Condition 25.1

1.2. The Sales Ledger Financing Agreement shows which of our facilities we shall be providing to you. Our Non Recourse Facility shall only be available in conjunction with at least one other of our services or facilities.

1.3. If we are not to provide you with our Collection Service, then you will be our agent for the collection of Debts. If we are not to provide you with our Ledger Management Facility you will be our agent for maintaining Debtor
     Ledgers. Each agency will be regulated by these Conditions.

1.4. Even if the Sales Ledger Financing Agreement specifies that notice of assignment will not normally be given to some or all of your Debtors, such notice may be given in the special circumstances which are described later.

1.5. If we are to provide a Sales Ledger Financing Facility we will require your sales ledger to be fully reconciled, clearly identifying all outstanding invoices and credit notes in an open item format with all cash and other credit items allocated to the appropriate invoices. We may require a satisfactory survey and a copy of your latest management accounts.

1.6. The Debts to which this Agreement applies are shown in the Sales Ledger
     Financing Agreement, together with such other Debts as we may subsequently agree with you in writing. We agree to purchase from you and you agree to sell to us all Debts to which this Agreement applies:

     (i)  which are in existence on the Commencement Date shown in the Sales
          Ledger Financing Agreement: and

     (ii) all such Debts created in future.

1.7. The whole Agreement between you and us shall comprise only

     (i)  this document

     (ii) our document entitled Sales Ledger Financing Agreement.

          All of which have been supplied or are available to you upon request.
          References to "the Agreement" shall include all or any of the above together with any variation, amendment or extension of it. The terms of this document and the conditions shall prevail over any inconsistency shown in any other document. All earlier sales ledger financing agreements between you and us and all discussions, quotations, warranties and representations by us however made shall be of no effect.

1.8. The contractual relationship between you and us set out in the Agreement shall begin on the Commencement Date and then continue for the Minimum
     Period, both of which are set out in the Sales Ledger Financing Agreement.

1.9. Our relationship with you is to be governed and interpreted by English law.
     You will submit to the jurisdiction of the English courts. However we may, in our discretion, use the courts of any other jurisdiction.

2.   NOTIFICATION TO US OF DEBTS AND CREDIT NOTES

2.1. On the Commencement Date you will deliver to us an Offer with the
     Notification Documents. Such Offer will include all Debts outstanding at that date (except those referred to in the Sales Ledger Financing Agreement as Non Notifiable Debts) and details of any relative credits. Thereafter, within seven days of the completion of each Contract of Sale you will issue invoices to your Debtors. At the same time, you will include the relative
     Debt in a Notification Schedule and deliver it to us with the appropriate
     Notification Documents, or in the appropriate application by ledgermaster.
     You will ensure that your ledgers record the sale of each Debt to us.

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Sales Ledger Financing

2.2. Credit Notes issued to Debtors will be dealt with as follows:

     (i)   in the case of our Ledger Management Facility - all credit notes will be raised immediately when due and forwarded to us with the relevant
           Notification Schedule;

     (ii)  in the case of any facility or service which has not been selected in conjunction with our Ledger Management Facility - you will enter details of all credit notes on Notification Schedules and send us copies of the credit notes or complete the appropriate application via Ledgermaster.

3.   PURCHASE PRICE OF DEBTS

3.1. The Purchase Price of each Debt shall be the amount received by us towards the discharge of the Debt but less any trade, prompt settlement or retrospective discounts that may apply and less the Discount and less the
     Service Charge.

3.2. If you have our Non-Recourse Facility then the Purchase Price in respect of a Covered Debt shall be the amount for which we have assumed the Credit
     Risk, if this shall be greater than the amount referred to in Condition
     3.1.

3.3. The Purchase Price of any Debt expressed in a currency other than sterling will normally be paid in sterling unless otherwise agreed. Accordingly:

     (i)   we shall provisionally calculate the Purchase Price at the spot buying rate of exchange for the currency of the Purchase Price for the date we shall credit the Debt to the Debtor Control Account; and

     (ii)  we shall finally calculate the Purchase Price at the spot buying rate of exchange for the currency of the Purchase Price for the date that any part of the Purchase Price shall be credited to the Payment
           Account; and

     (iii) any exchange rate losses incurred by us shall be Your Responsibility and will accordingly be reflected in the Debtor Control Account and the Payment Account.

4.   CREDIT LINES

4.1. Where you have our Non-Recourse Facility, then at the end of the Credit
     Period we may exercise Recourse in respect of a Debt within the Credit Line for the amount of:

     (i)   the Value Added Tax included in the Debt; and

     (ii)  the First Loss; and

     (iii) any settlement, trade or retrospective discount taken or claimed.

     We may also exercise Recourse for amounts in excess of the Credit Line. We will then accept the Credit Risk for the remainder of the Covered Debt.

4.2. We will notify you of the Credit Line for each Outstanding Debtor as soon as convenient after the Commencement Date and thereafter as soon as convenient after a Credit Line has been requested by you. Prior to
     Notifying each Debtor's Debts to us, you must have a Credit Line or have submitted an application to us for one. Your application must be in the form and with the information required by us.

                                                          Sales Ledger Financing

     All information given by you must be accurate. Credit Lines will be issued entirely at our discretion for the purpose of determining the terms upon which we will purchase Debts. They will apply only to Debtors with the names specified by you. Credit Lines shall, under no circumstances, be taken as our indication of the creditworthiness or otherwise of a Debtor.

4.3. We will advise you of Credit Lines by whatever means we consider appropriate. We may increase or decrease Credit Lines at any time. We will advise you of increases or decreases. Any Notified Debt within a Credit
     Line shall not be affected by a decrease, provided that the Contract of
     Sale shall have been completely performed before Notification to us of the
     Debt.

4.4. You will not reveal to anyone, including your Debtors, the terms, the amount or absence of any Credit Lines. As between you and us, such information shall be considered legally privileged. Where you have a
     Recourse Facility Credit Lines are set only for the purposes of establishing the amount of Early Payments that may be made.

4.5. Where a Credit Line has been established then Outstanding Debts shall be treated as Covered Debts in the order in which they shall become due for payment. Debts above a Credit Line shall be Approved Debts.

4.6. If we have designated a Debt as an Approved Debt, it (and all other Debts due by the same Debtor) shall forthwith and without notice to you be treated as Unapproved Debts in any of the following circumstances:

     (i)    you shall have been in breach of any warranty or undertaking to us relating to the Debt;

     (ii)   the Debt shall in any way have been disputed by the Debtor or subject to a claim by the Debtor to set-off or counterclaim;

     (iii)  it shall be a Non-Notifiable Debt;

     (iv)   the payment terms under the Contract of Sale shall be different from those shown on your application for a Credit Line (or if none is shown - from those appearing in the Sales Ledger Financing Agreement or as agreed by us in writing); or

     (v)    the Goods shall not have been delivered to the Debtor's carrier or premises or the Contract of Sale shall not have been fully completed
            (except for payment of the Debt) prior to the Notification to us of the Debt; or

     (vi)   the Credit Period shall expire after the date of termination of this
            Agreement or following a Termination Event; or

     (vii)  if the Debtor's failure to pay shall, in our reasonable opinion, be due to government action, political events, war, revolution, insurrection or to any default or failure by you; or

     (viii) the amount of the Debt shall be reduced as a result of any credit note, allowance or other credit being issued or made to or claimed by any Debtor for any reason (except a prompt payment discount not exceeding 5%);

     (ix)   if the Debtor shall deliver payment to you (except where you have our Agency to collect Debts).

4.7. Following a Debt becoming an Unapproved Debt under Condition 4.6 you will forthwith repay any Early Payment made in respect of it.

4.8. If you have our Non-Recourse Facility then, even though we may have credited the Purchase Price of a Covered debt to the Payment Account under
     Condition 5.2, we may debit the Purchase Price to that account if the Debt shall later become Unapproved, whilst still Outstanding.

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Sales Ledger Financing

4.9.   Where you have a Non-Recourse Facility, we may treat an Outstanding
       Approved Debt as an Unapproved Debt at any time once less that 30 days shall remain unelapsed before the expiry of the Credit Period and such
       Debt has not become a Covered Debt.

4.10.  If you notify us of a Debt for which no Credit Line has been established then such Debt shall always be an Unapproved Debt until we notify you to the contrary.

5.     DEBTORS CONTROL ACCOUNT AND PAYMENT ACCOUNT

5.1.   We shall credit the Purchase Price of all Notified Debts, at their
       Notified Value, to your account in our ledgers known as the 'Debtor
       Control Account' but subject to such later adjustment to the value as may be needed.

5.2.   On the Payment Account Credit Date stated in Clause 26.26 or 27.21, we shall debit the Purchase Price to the Debtor Control Account and also credit it to the Payment Account. However where the Debtor is Insolvent we shall not deal with the Purchase Price in this way until a proof of debt has been admitted or the person with the duty to administer the
       Debtor's affairs has confirmed in writing the validity of the Debt.

5.3.   At the Expiry of the Recourse Period shown in the Sales Ledger Financing
       Agreement we shall exercise Recourse in respect of a Recourse Debt.

5.4.   We shall debit to the Debtor Control Account any of the following:

       (i)    the Notified amount of any credit note issued by you;

       (ii)   an amount equal to any cash discount taken or debit note issued or relied upon by a Debtor;

       (iii)  any adjustment to the value of the Debt, advised by you to us or to which we may reasonably consider the Debtor is entitled.

5.5.   We shall be entitled to debit the amount of Your Responsibility at any time to the Payment Account.

5.6.   You may, at any time, draw from the Payment Account any credit balance thereon, less deductions equal to:

       (i)    all credit balances on Debtor's accounts; and

       (ii)   any reserves which we are entitled to create; and

       (iii)  any items which we shall be entitled to debit to the Payment
              Account but shall not have done so. No interest shall accrue to you in respect of credit balances on the Payment Account.

5.7.   If you have our Early Payment Facility and you shall have complied to our satisfaction with our Pre-Conditions and your other obligation to us, you may also draw sums from the Payment Account up to the amount of your
       Availability. In calculating your Availability, the following requirements must be taken into account:

       (i)    the debit balance on the Payment Account must not exceed the Early
              Payment Ceiling (shown in the Sales Ledger Financing Agreement);
              and

       (ii)   the debit balance on the Payment Account must not exceed the Early
              Payment Percentage (shown in the Sales Ledger Financing Agreement)
              after deduction of the amounts referred to in Condition 5.6.; and

                                                          Sales Ledger Financing

       (iii)  Early Payments will not be permitted in respect of Debts in excess of the Prime Debtor Restriction shown in the Sales Ledger
              Financing Agreement; and

       (iv)   your Availability will be reduced by the amount of any Early
              Payment made in respect of an Approved Debt or Recourse Debt whose
              Recourse Period has expired.

5.8.   The Early Payment Ceiling, the Early Payment Percentage and the Prime
       Debtor Restriction shall initially be those specified in the Sales Ledger
       Financing Agreement. Any or all of them may at any time be increased or decreased by us. You will be notified of such changes. Where you have
       Payment Accounts in different currencies, and your Availability has to be calculated, they shall be considered as if they had all been converted to sterling at our spot buying rate on the day on which your Availability is calculated. All such conversions and any Purchase Account in sterling shall be aggregated for the purpose of calculating your Availability.

5.9.   Any withdrawal by you from the Payment Account shall be in the currency of the Payment Account or in such other currency as we may agree. Payment may only be made by a remittance made payable to you or direct to your bank account. Early Payments shall be treated as being made on account of the Purchase Price of Debts in the order in which such Debts appear on your Notification Schedules and then in the order in which such
       Notification Schedules are entered on the Debtor Control Account.

5.10.  You will repay us on demand any amount by which the debit balance on the
       Payment Account shall exceed your Availability.

5.11.  You may not draw from your Payment Account whilst you are insolvent or
       Insolvency proceedings shall be pending or threatened against you.

5.12.  Upon the occurrence of a Termination Event or the ending of this
       Agreement we shall have the right to set-off all amounts owing by you to us (including Your Responsibility) against sums due by us to you. Such amounts together with any debit balance on the Payment Account, shall be treated as being consolidated in a single account. Any debit balance arising from such treatment shall become immediately payable to us and any credit balance shall immediately become payable to you. We may also, at any time, set-off the amount of any liability of you to us against any monies owing by us to you and/or combine any accounts recording transactions between you and us. Any obligation of yours expressed in a foreign currency may be converted into sterling, at our rate of exchange at the time of such set-off or combination of accounts.

5.13.  We will send you weekly statements of the Debtor Control Account and the
       Payment Account. These shall be treated as correct and binding on you, except for those errors which shall be manifest or of which we receive your written notice within 10 days of our despatch of such accounts to you.

5.14.  Following any demand by us to you for payment of any sum or in any proceedings you will be bound by a certificate signed by an Officer of ours holding our power of attorney as to the balance on the Payment
       Account or the Debtor Control Account any accrued or contingent charges, any credit balance on a Debtor's account or any loss or damage suffered by us. Such certificate shall be conclusive as to the correctness of the certified amount, in the absence of manifest error or error in law.

5.15.  Your obligations to us shall at all times continue without any right of set off or counterclaim against us until all the monies due from you to us shall have been paid.

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Sales Ledger Financing

5.16.  All payments to be made by you to us shall be made free and clear of, and without deduction for or on account of, tax, unless you are required to make such a payment subject to the deduction or withholding of tax. In the latter case the sum payable by you, in respect of which such deduction or withholding is required to be made, shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, we receive and retain (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which we would have received and so retained had no such deduction or withholding been made or required to be made.

5.17.  On the Commencement Date you will make us an Offer in respect of each
       Debt then Outstanding. If we decide that we wish to accept your Offer
       (which will be entirely at our discretion) then we may do so by crediting the Notified Value of each accepted Debt to the Debtor Control Account.
       Upon such credit our ownership of each accepted Debt will be complete.
       You hereby transfer ownership of each Debt coming into existence after the Commencement Date. Such ownership will vest in us without further formality upon the Debt coming into existence.

6.     DISCOUNT, SERVICE CHARGES AND OTHER FEES

6.1.   The Discount shall accrue from day to day and be calculated at the rate specified in the Sales Ledger Financing Agreement in respect of each
       Early Payment from the date of its entry on the Payment Account. For such purposes, any debit to the Payment Account shall be treated as an Early
       Payment. The Discount shall be calculated on the daily debit balance on the Payment Account subject to the following adjustments. Any remittance received (other than a payment through BACS - the Bankers Automated
       Clearing System or CHAPS - the Clearing House Automated Payments System)
       which results in a credit to the Payment Account shall not be treated as reducing the debit balance on that account until the third Working Day after such credit. Discount shall be debited monthly to the Payment
       Account.

6.2.   Upon a Debt being Notified to us we shall debit the Payment Account with a Service Charge, for each Notified Debt, at the rates shown in the Sales
       Ledger Financing Agreement. For a Debt expressed in a currency other than sterling, the Debt shall nationally be converted to sterling at our spot buying rate for the day that we receive the Notification Schedule and the
       Service Charge applied to the converted amount. No refund of Service charges shall be made upon termination of the Agreement.

6.3.   If the total of all Service Charges in the period specified in the Sales
       Ledger Financing Agreement falls short of the sum stated for such period as the Minimum Service Charge then you will immediately pay us a sum equal to such shortfall. Should we consider such shortfall likely we may forthwith debit the anticipated shortfall to the Payment Account.

6.4.   Payments by us to you will be made either by cheque or BACS (Bank
       Automated Clearing System) or by Telegraphic Transfer. Payments by cheque or BACS will not be subject to an administration charge. Payments by
       Telegraphic Transfers will be subject to an administration charge by us.

6.5.   You will pay us all bank commissions and charges for:

       (i)    keeping any bank account held in trust for us;

       (ii)   collecting remittances for Foreign Debts and collecting and converting the proceeds of any Debt expressed in a currency other than sterling;

       (iii)  dealing with dishonoured remittances.

                                                          Sales Ledger Financing

6.6.   After the Commencement Date you will pay us an arrangement fee for any variation of the Sales Ledger Financing Agreement requested by you or any additional service provided outside its scope. Should the balance on the
       Payment Account exceed your Availability, then we may also make an additional facility charge or increase our Service Charge and/or
       Discount.

6.7.   If we have a concern as to the operation of any facility which gives rise to our making exceptional visits to your premises or those of any other person then we shall raise a charge against you for our reasonable costs and expenses incurred.

6.8.   You will fully indemnify us against all costs and expenses payable by us in or arising out of any of the following:

       (i)    enforcing this Agreement;

       (ii)   the release of Debts from charges, trusts or other encumbrances;

       (iii)  dealing with disputes by Debtors;

       (iv)   issuing proceedings to collect any Debts, except those for which we shall continue to accept the Credit Risk;

       (v)    Assignments or re-assignments of Debts or Related Rights;

       (vi)   all costs and disbursements payable to any opponent or third party arising out of claims or proceedings; and you will upon request provide us, or we may debit the Payment Account with, such security for legal costs and disbursements as we may reasonably require.

6.9.   Where you have our Non-Recourse Facility, the following provisions shall apply to any Covered Debt to which the Revised VAT Bad Debt Scheme would apply but for its assignment to us:

       (i)    we may give notice to you of our intention to reassign all our interest in such Covered Debt. At the expiry of the period specified in such notice, or if none is so stated then at the time of our giving of such notice, all our interest in such Debt shall, without further formality, become revested in you. The
              consideration for such revesting shall be sums payable to us under subcondition (iv) of this Condition;

       (ii)   you will then use your best endeavours to recover sums available for the reduction of the amount of such Covered Debt, including any dividend or benefit from the estate of the Debtor;

       (iii)  we shall be at liberty to complete and lodge in your name a proof or statement of debt in the Insolvency of the Debtor;

       (iv)   you will pay to us any future sums (after deduction of the relevant Value Added Tax proportion thereof) that may be
              recovered by you in respect of such Covered Debt, whether from the estate of the Debtor or otherwise and meanwhile you will hold such sums in trust for us.

6.10.  All fees and charges are and shall be quoted exclusive of Value Added
       Tax, which shall be added where applicable.

7.     NOTICES TO DEBTORS

7.1.   Except where the Sales Ledger Financing Agreement or these Conditions provide to the contrary, you will give notice to each Debtor of the assignment to us of the Debts payable by that Debtor, including notices on invoices, statements and by general notices. The form of such notice will be decided by us. We may also give such notice, at any time, whether in your name or ours.

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Sales Ledger Financing

8.     DEBTOR'S ACCOUNTS AND COLLECTION OF DEBTS

8.1.   Where we provide our Ledger Management Facility or where your agency to collect Debts or manage Debtor's accounts has been ended, we will manage your Debtor's accounts and provide you with information from them.

8.2.   We may, at all times, take any payment made by a Debtor or any credit or allowance given by you to reduce any Covered Debt in priority to any
       Approved or Unapproved Debt, despite any contrary appropriation by you or your Debtor. We may deal with any credit balance on a Debtor's Account in such manner as we consider appropriate, including paying such balance to the Debtor.

8.3.   We may accept payment from a Debtor which is less than the Notified value of the Debt in full discharge of it, if the amount of such shortfall shall be immaterial and the Purchase Price shall be accordingly reduced.

8.4.   Whether you act as our agent to collect Debts or you have the benefit of our Collection Service, subject to Condition 9.2, we shall, as the
       Purchaser of the Debts, at all times have the sole right of collecting and enforcing payment of all Debts, in whatever manner we shall consider necessary and prudent. Without affecting such right, we will try to collect Debts in the manner discussed between us.

8.5.   You will, if required by us, lend your name to any proceedings that we may institute. But we shall not be obliged to institute any proceedings.
       Without affecting the last sentence, where your Debtor is also a client of ours, we may use an Alternative Dispute Resolution Procedure. We may
       settle any claim in respect of a Debt (or any claim against us or you by way of reduction of a Debt) upon such terms as we shall think fit. You will accept any resulting reduction in the Purchase Price.

8.6.   You will make available to us on request and free of charge all evidence required by us in any proceedings or Alternative Dispute Resolution
       Procedure. You will ensure the attendance at any hearing of those witnesses that we or our legal advisers shall require.

9.     YOUR AGENCY

9.1.   If you do not have our Collection Service, we appoint you as our agent to collect Debts vested in us. If you do not have our Ledger Management
       Facility we appoint you as our agent to maintain the Debtor ledger. You will act promptly and efficiently in carrying out your duties as our agent. You will not hold yourself out as our agent for any other purposes.

9.2.   If we have appointed you as our agent to collect Debts vested in us and to maintain Debtor's ledgers then we will only exercise our rights under
       Condition 8.4. after prior notice to you.

9.3.   We may open a bank account in your name, where our officers are to be irrevocably appointed as the only authorised signatories; you will pay all receipts in respect of Debts into such bank account without otherwise banking or dealing with them.

9.4.   Where you have our agency to maintain the Debtor ledger then upon a Debt coming into existence you will promptly enter it into your accounting system and ledgers. Your ledgers must prominently indicate that the Debts have been Assigned to us. Where you have our agency to collect Debts, you will not appoint any third party to collect payment of Debts without our prior written consent.

9.5.   During your agency you will provide us with the following reports and information as at each month end by the 10th day of the immediately following month:

                                                          Sales Ledger Financing

       (i)    an aged Debtor analysis, with copies of all Debtor statements; or

       (ii)   an open item aged Debtor listing with the names and addresses of all Debtors; and

       (iii)  a complete sales ledger reconciliation in the format required by us;

       (iv)   an aged creditor analysis;

       (v)    any other information requested by us.

9.6.   We may at any time withdraw your agency to collect debts. You will then immediately give notice to every Debtor, in such form as we shall require, of the withdrawal of your agency together with the Assignment of
       Debts to us. If you do not give the notice of Assignment within seven days of our withdrawal of your agency then all Covered Debts will become
       Unapproved Debts.

9.7.   Following such withdrawal of your agency:

       (i)    you will not hold yourself out as our agent for any purpose; and

       (ii)   you will ensure that Debtors pay all Debts direct to us; and

       (iii)  you will immediately deliver to us such of your ledgers, books of account, computer data, electronic records and all documents recording or evidencing Debts as we may require; and

       (iv)   we shall provide you with our Ledger Management and/or Collection
              Service, for which you will pay a Service Charge of two per cent of the Notified Value of those Outstanding Debts at the start date of such additional facilities and/or services and those Debts which are afterwards Notified to us.

9.8.   Your agency may be withdrawn by us at any time following a Termination
       Event and also automatically upon termination of this Agreement. We shall then collect all Debts or oversee their collection by a third party
       (whether acting in our or your name). In addition to any other fees and charges payable under this Agreement you will be responsible for our collect out fee of five per cent of the Notified Value of all Debts existing at such cancellation of your agency or Notified to us after such cancellation. This fee is to cover our additional work involved, including where appropriate the collection of Debts or overseeing their collection by a third party. Where we oversee the collection of Debts we may discharge the fees and expenses of the third party. The collect-out fee and third party fees and expenses so discharged are to be treated as a deduction in calculating the Purchase Price.

10.    TRUSTS

10.1.  From the moment that you shall receive any payment in or towards settlement of a Debt (or in settlement of claim under the Policy) you will hold it absolutely in trust for us. This will include all payments received as our agent and all sums paid into the bank account referred to in Condition 9.3 and any dividend from the estate of an Insolvent Debtor.
       We acknowledge having received intimation of such trust. We may at any time give notice to anyone of the existence of such trust.

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Sales Ledger Financing

10.2.  Upon receipt of any payment in or towards settlement of a Debt, you will immediately hand to us the identical cash, cheque, bill of exchange or other remittance or pay it into such bank account as we may specify. You will endorse over to us any such cheque, bill of exchange or other remittance if your endorsement is necessary to enable us to receive payment. You will give us such instructions and indemnities as we may require for the collection of non-transferable instruments for our benefit.

10.3.  Where any Debt or its Related Rights shall fail to vest in us you will hold them in trust for us.

10.4.  You will promptly notify us of all Returned Goods. At our request, you will set these aside marked with our name as owner and then deliver them to us, or deliver or deal with them as directed by us. We shall have the right, without notice, to enter into any premises where Returned Goods or any items comprised in the Related Rights are kept. We may then take possession of and sell any Returned Goods upon such terms and at such prices as we may decide. We shall credit the net proceeds in or towards the discharge of the Debts to which they relate. Upon request you will deliver the other Related Rights to us. We may deal with them as we see fit.

11.    FOREIGN DEBTS

11.1.  Where the invoice for a Foreign Debt is addressed to a Debtor in a country where we have a relationship either with a company offering factoring or invoice discounting services in respect of Debts owing by
       Debtors in that country or any other party approved of by us, our rights and obligations shall remain unchanged, except that:

       (i)    no Credit Line will be issued by us until:

              (a) the Credit Risk has been assessed and reported to us by either the Foreign Factor or such other party;

              (b) we have received an acknowledgment from the relative Debtor of receipt of notice of assignment and confirmation that we shall be paid direct, should the Sales Ledger Financing Agreement state that notice of assignment shall be given to Foreign Debtors.

       (ii)   we may assign the Foreign Debt to the Foreign Factor or such other party;

       (iii)  collection of the Foreign Debt may be carried out through the
              Foreign Factor or such other party; and

       (iv)   payment by a Debtor to the Foreign Factor or such other party shall not be treated as a receipt by us until the proceeds of such payment shall actually have been received by us;

       (v)    all Debts due by a Debtor shall be in the same currency, unless otherwise agreed with us;

       (vi)   all Debts on a Notification Schedule shall be in the same currency and addressed to Debtors in the same country;

       (vii)  you will use your best endeavours to carry out such administrative procedures as are required by Factors Chain International, the
              Foreign Factor or such other party as we may notify to you;

       (viii) you, your employees, agents and representatives (whether in U.K.
              or overseas) shall give all reasonable assistance to us, the
              Foreign Factor or such other party in connection with obtaining payment of Foreign Debts.

                                                          Sales Ledger Financing

12.    INFORMATION AND DOCUMENTATION

12.1.  If you are a limited company, or a limited liability partnership you will supply us with a copy of your audited balance sheet, accounts and directors' report for each of your accounting reference periods (as defined in the Companies Act 1985) or such other financial reports as we may require.

12.2.  If you are a partnership or sole trader you will supply us with a copy of your balance sheet and accounts for each yearly accounting period. These are to be prepared and certified as true and correct by a firm of chartered or certified accountants.

12.3.  The items listed in Conditions 12.1 and 12.2 are to be sent to us as soon as they are available to you and in any event no later than four months from the end of such accounting period.

12.4.  You will provide us with your internal management accounts showing the financial results of your operation, with such verification and in such form and at such intervals as we may specify.

13.    YOUR WARRANTIES TO US

13.1.  It is of the essence of this Agreement that:

       (i)    all balance sheets, profit and loss accounts, management accounts, information and documents which either have been or may in future be supplied by you to us fairly represent your financial position, the value of the Debts and are otherwise accurate and correct in all material aspects, subject only to any qualification appearing on them;

       (ii)   you have provided us with all information that you knew or ought reasonably to have known would influence us in deciding whether or not to enter into this Agreement or the terms upon which we should enter into it; and

       (iii)  you have made, and will continue to make, all necessary notifications or registrations under the terms of the Data
              Protection Act 1998 (or its predecessor 1994 Act).

13.2.  The inclusion of a Debt in an Offer or a Notification Schedule delivered to us shall be treated as including all of the following warranties from you, namely that:

       (a)    you are the owner of the Debt and freely able to sell it to us and no other person (including a party providing stock finance) has any interest in it;

       (b)    the sale or Assignment of the Debt to us will not violate any law or agreement binding on you and following such sale or Assignment the Debt will not be available to your creditors should you become
              Insolvent;

       (c)    except in our favour, no mortgage, charge, lien, trust, option, hypothecation, encumbrance or any tracing or equitable rights affects the Debt or the Goods;

       (d)    the Goods have been Delivered or the services have been completely performed and the Goods are owned only by either you or the Debtor free from encumbrances or any third party tracing right;

       (e)    the Debt represents an existing, enforceable and undisputed obligation of the Debtor;

       (f)    the Notified value of the Debt represents its Contracted Value;

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Sales Ledger Financing

       (g)    the Debt arises out of a Contract of Sale in the ordinary course of your business;

       (h)    you are not and will not be in breach of any of your obligations to the Debtor;

       (i)    you have no financial obligations towards the Debtor;

       (j)    the Debtor has an established place of business and has bought the
              Goods for the purpose of its business and is not an Associate of yours;

       (k)    no right or claim of rescission, contra accounting, defence, set-off, counterclaim, adjustment or other right or claim (whether valid or alleged) exists to reduce or extinguish the Notified
              Value of the Debt or affect our ability, in our name, to collect the Debt;

       (l)    except as otherwise approved by us in writing (including the giving of a Credit Line in response to an application referring to your credit terms), the debt is payable in accordance with your payment terms set out in the Sales Ledger Financing Agreement, which are endorsed on every invoice, and which do not allow the
              Debtor to claim a prompt settlement or trade discount exceeding
              5.0% (five per cent) and is not subject to retrospective discount;

       (m)    the Debt arises under a Contract of Sale governed by English law
              (or such other law approved by us) obliging the Debtor to pay in sterling or a Permitted Currency referred to in the Sales Ledger
              Financing Agreement (or such other currency approved by us);

       (n)    the correct name and address of the Debtor appears on every invoice, credit note, application for a Credit Line and all other documentation sent to us;

       (o)    the person having the duty to administer the affairs of a Debtor upon its Insolvency will accept proof for the Notified amount of each Covered Debt;

       (p)    the original invoice has been delivered to the Debtor and, if the
              Sales Ledger Financing Agreement so states, with the required notice of Assignment of the Debt to us endorsed thereon;

       (q)    the Debt arises under a Contract of Sale with credit terms as to payment;

       (r)    the Debt is not subject to any withholding tax;

       (s)    that you have provided us with all additional information that might affect our designation of a Debt as Covered, Approved or
              Unapproved;

       (t)    except as notified to you, no reservation of title by any third party will apply to the Goods nor will there be any right for a third party to trace into such Goods or any Notified Debts.

14.    YOUR UNDERTAKINGS TO US

14.1.  You undertake throughout the duration of this Agreement and afterwards until all sums due to us have been discharged:

       (a)    to ensure that the warranties given to us upon Notifying us of a
              Debt shall remain unaltered but if there should be any breach of such warranties to Notify us immediately you become aware of such breach and without prejudicing our rights arising out of such breach;

                                                          Sales Ledger Financing

       (b)    immediately upon becoming aware, to disclose to us;

              (i) details of any change or contemplated change in the directors or partners or the control or ownership of your company,
              partnership or business or of any guarantor or indemnifier of your obligations to us; or

              (ii) details of any threatened or pending Insolvency proceedings against you, or against any such guarantor or indemnifier; or

              (iii) details of any adverse credit information about a Debtor; or

              (iv) if any security-holder shall, or be entitled to, enforce its security over any part of your property, assets or undertaking; or

              (v) if any floating charge over your assets or undertaking shall crystallise or otherwise become converted into a fixed charge; or

              (vi) if any step shall be taken by any party towards your
              Insolvency.

       (c)    immediately upon our request to provide us with:

              (i) such information relating to Debtors as we may reasonably require;

              (ii) satisfactory evidence (including proof of delivery) of your complete performance of the Contract of Sale and of all your other obligations to the Debtor;

       (d)    not to Notify us, until we tell you, of any Debt which, at the
              Commencement Date, shall be:

              (i) payable by an Insolvent Debtor; or

              (ii) in the hands of a solicitor, debt collector or other third party for collection;

       (e)    not to Notify us, until we tell you, of any Debt existing at the
              Commencement Date or coming into existence after that date, which shall:

              (i) be payable by an Associate of yours; or

              (ii) arise from Goods supplied on approval or trial, evaluation, on sale or return or similar terms; or

              (iii) be within the category of Non-Notifiable Debts, specified in the Sales Ledger Financing Agreement or such other Debts as we may specify;

              (iv) arise from a Contract of Sale which treats:

              (1) ownership of the Goods or documents of title as being
              transferred to your Debtor whilst remaining in your possession or under your control (sometimes known as 'constructive delivery' or
              'call off' or 'bill and hold'); or

              (2) the due date for payment as being fixed by reference to the date upon which ownership passes and not to the date of Delivery;
              or

              (v) be evidenced by an invoice issued for part payment;

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Sales Ledger Financing

       (f)    to perform punctually all your further or continuing obligations to the Debtor (including installation, testing, maintenance, payment of carriage, shipping charges taxes and duties) and should you fail so to perform then to allow us, at your expense, to perform such obligations on such terms as we consider appropriate and to be bound by our performance;

       (g)    to tell us, promptly in writing with full particulars, of any dispute between you and your Debtor;

       (h)    not, without our prior consent, to vary the Contract of Sale following the relative Debt being Notified to us;

       (i)    to keep all books and records required by law together with full and accurate sales records of all supplies of goods and services to Debtors;

       (j)    if you do not have our Ledger Management Facility, to keep full and accurate debtor ledgers;

       (k)    to allow any employee, representative or agent of ours, at all reasonable times to enter any premises at which you carry on business, to inspect Goods and stocks and Contracts of Sale, to inspect, verify and check all such books, accounts, computer and other records, orders, correspondence and other documents as we may require and to copy (including computer disks), at your expense, such of them as we may require or to check or remove any software or hardware provided by us or any licensor of ours in connection with access to our computer facilities;

       (l)    not to Assign, mortgage, charge, declare in trust or otherwise deal with your existing or future Debts, or your rights under this
              Agreement;

       (m)    upon our request and in accordance with our instructions to exercise any reservation of title in your favour to Goods;

       (n)    to ensure that all Contracts of Sale shall, if applicable, state the nature and quantity of the Goods, payment terms, delivery dates, insurance terms and any installation, testing and after sales service or maintenance;

       (o)    to ensure that all information about your sole trader and
              unlimited partnership Debtors that you may process and/or transfer to us is accurate and such information and its transfer fully complies with the Data Protection Act 1998 including telling us of any amendments;

       (p)    immediately to advise each unincorporated Debtor that you will transfer details of them and of their account to us (whom you may describe as "our bank" or "our financiers") for the purposes of providing our services and for the following purposes:-

              o      obtaining credit insurance;

              o      making credit reference agency searches;

              o      credit control;

              o      assessment and analysis (including credit scoring, market, product and statistical analysis);

              o      securitisation;

              o      protecting our interests;

       (q)    to tell each unincorporated Debtor that our identity and that of any credit reference agencies used by us will be readily available upon demand.

                                                          Sales Ledger Financing

       (r)    that you will not without our written agreement make any repayment or reduction of any loan made to you or investment made in your business (other than loans or other forms of credit made by us and trade debts.)

       (s)    immediately upon becoming aware of changes to your business activities in the following areas disclose to us as appropriate.

              (i) free issue - all free issue materials must be identifiable both physically and by register including details of the quantity and source. All free issue must be covered by your Insurance or agreement evidenced that this is the liability of the debtor. In the event that free issue materials are not managed in this fashion we may introduce a reserve against your Payment Account.

              (ii) installation work - where installation takes place, the installation costs must be included on the product invoice and the invoice should not be raised or submitted to us until such time that installation has been satisfactorily completed.

              (iii) samples - invoices for sampled goods must clearly show that the invoices differ to normal sales. A quarterly return will be required detailing the outstanding invoices raised for goods issued as samples.

              (iv) self billing - we require notification of any debtor accounts which operate on a self billing basis in order that administration procedures can be implemented which will allow the accounts to be discounted. Following receipt of a self billing statement from the debtor you will raise a "memorandum invoice" to be submitted to us indicating the value of goods.

              (v) tooling - we will require you to maintain a tooling register to facilitate the identification and location of debtor tools in your possession. All tooling will be stored securely and
              separately and adequately insured. Evidence of levels of cover and premiums paid to date will be held to our order, alternatively your terms and conditions of trade will expressly state that insurance is the obligation of your debtors.

14.2.  You will indemnify us against all losses, expenses, costs, actions, claims, damages and demands arising out of the breach of any of your obligations to us or out of any claim, set off or counterclaim made by a
       Debtor or any other person (including claims for amounts overpaid or otherwise due by us to a Debtor).

14.3.  You will pay all stamp duty, registration and other similar taxes to which this Agreement or any Assignment, Re-assignment or any judgment given in connection with this Agreement may at any time become subject.

15.    EXTERNAL CREDIT INSURANCE

15.1.  If we require, as a condition of the Sales Ledger Financing Agreement, that you are to be insured under, or to make a proposal for, a policy of credit insurance then the provisions contained in conditions 15.2. to
       15.6. inclusive shall apply.

15.2.  You will obtain from the Insurer and execute and deliver to us the documentation necessary for the policy or the benefit of the Policy to be
       Assigned to us together with the original of the Policy.

15.3.  You warrant to us that:

       (i)    the proposal submitted by you to the Insurer (on the basis of which the Policy was issued) was in every way complete and correct; and

       (ii)   such proposal disclosed every fact or matter which you knew or ought to have known might influence the Insurer in relation to the issue of the Policy; and

       (iii)  at all times from the issue of the Policy you have fully complied with the terms and conditions of the Policy; and

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Sales Ledger Financing

       (iv)   there has been no act or omission which might invalidate the
              Policy; and

       (v)    any Policy issued or intended to be issued covers all Debts vested in us, except to the extent otherwise agreed by us.

15.4.  You undertake, until the complete discharge of all your liabilities to us:

       (i)    to disclose, when submitting a proposal to the Insurer, every fact or matter which you know or ought to know might influence the
              Insurer in relation to the issue of the Policy; and

       (ii)   to fully comply with the terms and conditions of the Policy and to pay each premium upon demand by the Insurer; and

       (iii)  to ensure that there will be no act or omission, as a result of which the Policy may be invalidated or any claim rejected; and

       (iv)   to ensure that any sums received from the Insurer will be dealt with as if they were a remittance in discharge of an Outstanding
              Debt and hold them on the same trusts for our benefit; and

       (v)    to notify us promptly if the Policy shall be cancelled, become void or lapse or any event shall happen which may cause any such event; and

       (vi)   to send to us copies of all correspondence between you and the
              Insurers.

15.5.  If you should fail to pay any of the premiums or in any way to comply with the Policy then we may, but shall not be obliged to, make good your failure. The amount of any resulting payment made by us shall be debited to your Payment Account.

15.6.  Monies received by us, following a claim under the Policy, shall be treated as a payment from the Debtor to which the claim shall relate.

16.    COMPUTERISED FACILITIES

16.1.  In Condition 16 and its sub-conditions the following words shall have the meanings set out below:

       'ADOPTED PROTOCOL' - the accepted method for the interchange of Messages based on such protocol as may be agreed between you and us.

       'DATA' - any information processed into our computer facility in relation to your affairs.

       'MESSAGE' - Data structured in accordance with the Adopted Protocol and transmitted electronically between you and us, including where the context admits any part of such Data.

       'DATA LOG' - the complete record of Data interchanged representing the
       Messages between you and us.

16.2.  The terms of Condition 16 and its sub-conditions shall apply to all
       Messages between you and us using the Adopted Protocol.

16.3.  You undertake:

       (i)    at your sole risk and expense, to maintain on your computer and in a safe and efficient operating order, at such address as we may approve, a proprietary communications software package and modem which shall comply with the standards and requirements notified by
              us. You shall make suitable contingency arrangements to cover system or operating failures and suspension or withdrawal of the computerised facilities; and

                                                          Sales Ledger Financing

       (ii)   to ensure that all Messages you send are correct and complete; and

       (iii)  to use the Computerised Facilities only for your own needs

16.4.  You shall have a non transferable licence

16.5.  In using the facilities you will use and comply with the requirements of
       Barclays Bank PLC's 'Messageway' system. You will not use any other intermediary.

16.6.  You and we undertake to each other:

       (i)    to notify the other promptly if it learns or suspects that there has occurred any failure or delay in receiving any Message, any error or fraud in or affecting the sending or receiving of any
              Message or any programming error or defect or corruption of any
              Message, and to co-operate with the other party in trying to remedy the same;

       (ii)   to take all appropriate steps and establish and maintain all appropriate procedures so as to ensure that as far as is
              reasonably practicable Messages are properly stored, are not accessible to unauthorised persons, are not altered, lost or destroyed, and are capable of being retrieved only by properly authorised persons;

       (iii)  to maintain adequate security and to maintain the computer virus free;

       (iv)   to take reasonable precautions to prevent unauthorised access to the facilities;

       (v)    to keep secret and confidential the method of operation of the facilities, all access telephone numbers, user numbers, passwords, test keys, access codes and security procedures;

       (vi)   to notify the other party immediately if it knows of or suspects any misuse of, or breach of secrecy in respect of, any of the same;

       (vii)  to ensure that every Message shall identify the sender and recipient and include a means of verifying the authenticity of the
              Message, either through a technique used in the Message itself or by some other means provided for in the Adopted Protocol;

       (viii) to ensure that all Messages are complete, accurate and secure against being altered in the course of transmission by the sender;

       (ix)   to accept the integrity of all Messages and to accord these the same status as would be applicable to a document or to information sent other than by electronic means, unless such Messages can be shown to have been corrupted as a result of technical failure;

       (x)    to ensure that where there is evidence that a Message has been corrupted or if any Message is identified or capable of being identified as incorrect it shall be re-transmitted by the sender as soon as practicable with a clear indication that it is a corrected Message;

       (xi)   where the recipient has reason to believe that a Message is not intended for it then the sender shall be notified and the
              recipient will delete the Message from its computer system.

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Sales Ledger Financing

16.7.  You and we shall maintain a Data Log of all Messages sent or received and make the same available to the other on request. This shall contain such
       Data as shall from time to time be agreed or, in the absence of such agreement, shall be the most complete record of Data which either of us shall consider reasonably practicable to maintain. Except to the extent otherwise agreed with you in writing, such Data Log shall be stored unmodified (save as may be necessary to correct any errors) until the first anniversary of the termination of this Agreement. The Data Log may be maintained on computer media or other suitable means provided that the
       Data can be readily retrieved and presented in readable form. Our master log of Messages and Data received or transmitted by us shall, in the absence of manifest error, be conclusive proof and evidence of the
       Messages sent or received by us in connection with or referable to the facilities and of the constituents of such Messages and the times at which they were sent or received. We may rely upon any Message ostensibly sent by you or on your behalf, even though it may not originate from you or that your employee or officer purporting to send the message shall lack authority.

16.8.  The copyright and all other rights in any software used or provided by us or our licensors in connection with the facilities and issued by us shall at all times remain vested in us or, if the terms of any contract that we have with any licensor otherwise specify, in such licensor. You will not copy such software without our prior written consent.

16.9.  You accept that information available from our Computerised Facilities will be subject to change before the close of business each day, particularly details of any Availability from the Payment Account.

16.10. We shall not be liable for or in respect of any loss, injury or damage or any failure to comply, or any delay in complying with our obligations hereunder or any other obligation in respect of the facilities which is caused directly or indirectly by:

       (i)    any downtime, unavailability, failure or malfunction of any computer hardware equipment or software, or of any telephone line or other communication system, service, link or equipment;

       (ii)   suspension of the facilities;

       (iii)  abnormal operating conditions;

       (iv)   any error, discrepancy or ambiguity in any Message received by us;

       (v)    abnormal operating conditions, act or omission of yours or of any third party.

16.11. We shall have the right, without liability to you and without notice, at any time and from time to time, to suspend the operation of the
       Computerised Facilities whereupon no further Messages shall be sent or enquiries made by either you or us until we shall have agreed to reactivate the facilities.

16.12. You shall indemnify us against all liabilities, damages and expenses arising out of the transmission by you or the receipt by us of incorrect or inaccurate information however caused.

16.13. We reserve the right to levy a charge for:

       (i)    any new electronically delivered services in future; or

       (ii)   reconfiguration of the computerised facilities due to
              mis-operation by you.

                                                          Sales Ledger Financing

17.    RECOURSE AND REASSIGNMENT

17.1.  We may Reassign to you a Debt (including a Covered Debt) in any of the following circumstances:

       (a)    it being disputed by the Debtor; or

       (b)    it being subject or alleged to be subject to a right of set-off, counterclaim or reduction;

       (c)    your wrongly Notifying us of it or your committing any breach of warranty or undertaking relating to it;

       (d)    the Debtor claiming to reject or return the Goods;

       (e)    upon our requiring you to issue proceedings in your name to collect a Debt;

       (f)    the Debtor's Insolvency;

       (g)    upon it remaining unpaid, in whole or part, for 6 months or more from the date of its invoice.

17.2.  Reassignment shall be complete upon our debiting the Debtor Control
       Account for the amount of the Outstanding Debt.

17.3.  We may, at our discretion, exercise Recourse in respect of all or any
       Debts (including Covered Debts) upon or at any time following:

       (a)    the occurrence of a Termination Event (whether or not we exercise our right to terminate);

       (b)    termination of this Agreement.

              Except where you have a Non-Recourse Facility when we may not exercise Recourse in respect of those Covered Debts whose Payment
              Account Credit Date, referred to in the Sales Ledger Financing
              Agreement, shall have passed before events (a) and (b) immediately above.

18.    COMMUNICATIONS WITH DEBTORS AND THIRD PARTIES

18.1.  You authorise us to:

       (i)    communicate with your Debtors as we consider necessary, including the obtaining of the Debtor's consent to the taking up of
              references and the undertaking of Debt verifications;

       (ii)   provide your bank, auditors, accountants and other professional advisers with such information about your accounts with us as they may ask for;

       (iii)  obtain from your bank, auditors, accountants and other professional advisers such information as we may need.

18.2.  You confirm that you have authorised the persons referred to in Condition
       18.1. (iii) to give us such information.

18.3.  We may disclose this Agreement and any information which we have acquired under or in connection with this Agreement:

       (i)    to any actual or potential assignee, transferee or
              sub-participant;

       (ii)   to any rating agency, security trustee, agent and/or arranger in connection with any financing of any such assignee, transferee or sub participant; or

       (iii)  in any listing particulars, prospectus or offering circular.

18.4.  Telephone calls may be monitored or recorded to maintain high levels of security and quality of service.

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Sales Ledger Financing

19.    PARTNERSHIPS AND SOLE TRADERS

19.1.  Where you are formed as an unlimited partnership, the provisions of
       Condition 19.2 to 19.9 shall additionally apply.

19.2.  Your undertakings and warranties to us shall also be treated as given by each of your partners and their obligations to us shall be joint and several.

19.3.  You warrant that the persons signing this Agreement comprise all your partners.

19.4.  We shall have all of these entitlements:

       (i)    to release or conclude an arrangement or compromise with any one or more of your partners, without affecting our rights against the others;

       (ii)   to treat a notice or demand by us, to any of your partners as a notice or demand given to the others;

       (iii)  to treat a notice or demand by any of your partners as a notice or demand given by all of your partners (but we shall not be obliged to treat a notice or demand in such a way);

       (iv)   to treat the Agreement as binding upon any executor, administrator or personal representative of any of your partners and upon any committee, receiver, trustee, supervisor or other persons acting on behalf of any of you.

19.5.  If at any time a partner for any reason ceases or intends to cease to be a member of your partnership, you will immediately give us written notice of that fact.

19.6.  If you intend to:

       (i)    take in a new partner; or

       (ii)   change your trading style, or adopt another style; or

       (iii)  change your domicile to a legal jurisdiction outside England and
              Wales then you will immediately notify us of such intention and sign such documents we may require.

19.7.  Despite any change in the members of your partnership we may treat the
       Agreement as continuing and may account to the partnership or exercise all rights of set-off as if there had been no such change.

19.8.  You warrant that each partner's residential address is correctly stated
       in the Sales Ledger Financing Agreement.

19.9.  You will take all steps necessary to enable us to register this Agreement at the Bills of Sale Registry.

19.10. If you are a sole trader:

       (i)    Condition 19.4. (iv) shall apply as if the words 'of any of your partners' and 'any of' were replaced by 'you';

       (ii)   you will seek our consent before entering into a partnership with another person;

       (iii)  you will comply with Conditions 19.6.(ii) and (iii) and 19.9.

                                                          Sales Ledger Financing

19.11. Using information about you:

       (i)    We will store and process information obtained by us or given by you in your dealings with us on the Barclays Group computers and in any other way. This will be used by us and other companies in the Barclays Group for assessment and analysis (including making payments, credit scoring, market and product analysis), recovering money and preparing statistics. We may also use such information to prevent fraud, bad debts and money laundering.

       (ii)   We and other members of the Barclays Group will inform you (by letter, telephone (including automated dialling), computer or
              e-mail) about products and services (including those of others)
              which may be of interest to you (although other members of the
              Group will only send marketing material to personal customers and individuals if we have their consent).

       (iii)  You consent to our making searches at our credit reference agencies or other enquiries in accordance with our normal
              procedures. You confirm your awareness that credit reference agencies will make a record of our searches which may be used to prevent fraud or money laundering or by other subscribers and to make credit decisions about you.

       (iv)   We may give information about you and how you manage your accounts to the following:

              o      people who provide services to us (including insurers) or
                     are acting as our agents on the understanding that they
                     will keep the information confidential;

              o      anyone to whom we may novate this Agreement or with whom we may securitise in order to facilitate such transactions;

              o      any guarantors or indemnifiers of your obligations to us so they are aware of the extent of such obligations;

              o      any bankers or advisers of yours to enable them to carry
                     out their services:

              o      any business providing a similar service to ours to whom
                     you may wish to transfer to facilitate such transfer:

       (v)    We may also give out information about you if we have a duty to do so or if the law allows us to do so.

       (vi)   For training and/or security purposes your telephone calls may be monitored and/or recorded.

       Otherwise we will keep in confidence any information about you. If you or your partners want to have details of the credit reference agencies and other third parties referred to above from whom we obtained and to whom we may give information please contact our Customer First Unit at
       Barclays Sales Financing, Aquila House, Breeds Place, Hastings TN34 3DG
       on 0800 389 2310. You have a legal right to these details. You also have a legal right to receive a copy of the information we hold about you if you apply in writing. A fee will be payable.

20.    TERMINATION OF THE AGREEMENT

20.1.  If you shall give us notice to terminate the Sales Ledger Financing
       Agreement of less than the Minimum Notice Period, referred to in the
       Sales Ledger Financing Agreement, or we agree with you to reduce such
       Minimum Notice Period, we may immediately debit the Payment Account with a sum equal to Service Charges and the Discount in the number of months immediately preceding our receipt of such notice as shall equal the difference between the Minimum Notice Period and the period of notice actually given.

       If during the Minimum Period of this Agreement (as indicated in the Sales
       Ledger Financing Agreement) you give us notice to terminate the Sales
       Ledger Financing Agreement, we may immediately debit the Payment Account with a sum equal to the Service Charges and the Discount in the number of months preceding our receipt of such notice as shall equal the number of months comprised in the Minimum Period plus the number of months comprised in the Minimum Notice Period less the

                                                                              25

Sales Ledger Financing

       number of months elapsed from the Commencement Date to the date of notice less the period of notice actually given. Where the number of months so calculated is greater than the time actually elapsed since the
       Commencement Date, the Service Charges and Discount chargeable will be calculated using the average monthly charges actually charged in the time elapsed.

20.2.  We may immediately terminate this Agreement at any time after the happening of any of the following events:

       (a)    a breach or threatened breach by you of our Agreement with you;

       (b)    a breach or threatened breach by any of your Associates of any agreement between us and any of them;

       (c)    a breach or threatened breach of any agreement between you and any company in the Barclays Bank Group;

       (d)    any application by any creditor of yours for a garnishee order against us;

       (e)    any obligation of yours to a third party for repayment of borrowed money being declared due prior to its stated maturity date or not being paid when due;

       (f)    any change in your ownership, partners, control, constitution or composition whether direct or indirect, considered by us to prejudice our position;

       (g)    breach or termination by you or a third party of any
              representation or undertaking, in reliance upon which we have entered into this Agreement or made any payment under it;

       (h)    the termination of any waiver, consent or priority arrangement in our favour by the holder of a charge by way of security over any part of your assets;

       (i)    any breach of your obligations under or the termination of the
              Policy;

       (j)    your ceasing or threatening to cease to carry on Your Business referred to in the Sales Ledger Financing Agreement;

       (k)    your Insolvency or the Insolvency of any of your partners, if you are constituted as a limited liability partnership;

       (l)    the Insolvency or death of any person who has given a guarantee or indemnity in respect of any of your obligations to us, or the termination by that person of such guarantee or indemnity or the legal disability of that person.

20.3.  Upon your Insolvency or ceasing to trade we may:

       (i)    immediately debit the Payment Account with an additional Service
              Charge of five percent of the Notified value of the Outstanding
              Debts to cover our additional administrative work (except where we make a charge under condition 9.8); and

       (ii)   immediately increase the Discount Charge by two per cent.

20.4.  At any time, following either receipt of a notice from you to terminate the Agreement or a Termination Event (whether or not we exercise our right of immediate termination), we may, with or without notice to you, do any or all of the following:

       (i)    reduce the Early Payment Ceiling and/or the Early Payment
              Percentage, referred to in the Sales Ledger Financing Agreement, to zero or such other figure as we may decide;

                                                          Sales Ledger Financing

       (ii)   require you to repay to us any Early Payments made in respect of
              Debts then Outstanding;

       (iii)  withdraw all or any Credit Lines;

       (iv)   immediately change the status of any Outstanding Covered Debts whose Payment Account Credit Date has not been reached to
              Unapproved Debts;

       (v)    make a special reserve against the Payment Account of such level as we may require to cover Your Responsibility to us;

       (vi)   reassign to you all or any Debts, after which they shall be removed from the Debtor Control Account and we shall have no further obligations to you in respect of them;

       (vii)  require you to pay to us immediately any debit balance on the
              Payment Account plus Discount accrued but not debited and the full amount of any credit balances on Debtors' accounts;

       (viii) delay seven Working Days, to allow for cheque clearances, before paying to you any credit balance on the Payment Account to which you may be otherwise entitled.

20.5.  Upon the ending of this Agreement, for whatever reason:

       (i)    all Outstanding Covered Debts, whose Payment Account Credit Date has not been reached, shall automatically become Unapproved Debts;
              and

       (ii)   you will not Notify us of any Debts arising on or after the date of termination; and

       (iii)  Recourse shall be treated as having occurred in respect of all
              Debts; and

       (iv)   you will pay us any debit balance on the Payment Account and all other sums due to us;

       (v)    you will be responsible for all credit balances on Debtors'
              accounts and will indemnify us in respect of all claims by Debtors for the same;

       (vi)   we shall pay you any credit balance on the Payment Account less
              Your Responsibility but allowing seven Working Days for cheque clearances.

20.6.  Except as otherwise provided, the ending of this Agreement shall not affect our respective rights and obligations in relation to or arising out of:

       (i)    any Debts which shall have come into existence prior to such termination; and

       (ii)   all transactions or events having their inception prior to such termination including the continued running of Discount and our rights of set off or combination of accounts. Such rights and obligations shall remain in full force and effect until all monies due from you shall have been received by us and all monies due from us to you shall have been paid.

20.7.  Any discharge of your obligations to us shall be of no effect to the extent that any receipt by us shall be subsequently set aside under insolvency law.

20.8.  During any period of notice you will continue to deliver Notification
       Schedules.

                                                                              27

Sales Ledger Financing

21.    ASSIGNMENT DELEGATION, FORCE MAJEURE AND EMU

21.1.  You consent to our novating to any other party any or all of our obligations rights and remedies. We may assign all or transfer any of our rights under this Agreement to such party as we may choose, including any
       Foreign Factor. This includes our rights to any Debt and or under our power of attorney. This Agreement shall be binding upon and enure to the benefit of our successors and assigns.

21.2.  Except where the context otherwise requires, references to 'we' or 'us'
       shall be treated as including our successors, assignees and transferees in the context of clauses conferring benefits and/or Rights on us; with respect to clauses imposing obligations or duties on us, such references shall only be treated as including such successors, assignees and transferees if (and only if) the relevant successor, assignee or transferee has specifically assumed such obligation.

21.3.  Where any successor, assignee or transferee seeks to claim under clauses conferring benefits and/or rights, it may do so in the full amount as if it were the original party to this Agreement and without being subjected to any limit on such benefit or right by reference to any loss suffered by us.

21.4.  If at any time you are obliged to indemnify or reimburse us in respect of any sum referred to in this Agreement, such sum shall be deemed to be a loss, cost and/or expense incurred by us, our assignee or transferee (as the case may be) for this purpose.

21.5.  We may at any time require you to complete and deliver a formal written
       Assignment of any Debt in a form approved by us.

21.6.  You will not, without our consent, delegate any of your duties under this
       Agreement or dispose of any part of your business, assets or undertaking
       (except in the ordinary course of your business).

21.7.  We shall not be liable to you for any consequential, special, secondary or indirect loss, injury or damage or any loss of or damage to goodwill, profits or anticipated savings (however caused). However nothing shall operate to excuse us from liability to any extent caused by our negligence or the fraud of any of our officers.

21.8.  We shall have no liability to you if we are delayed in or unable to perform our duties directly or indirectly because of an event of Force
       Majeure.

21.9.  You and we confirm to each other that, except as expressly agreed between you and us in writing, the occurrence or non-occurrence of an event associated with economic and monetary union in the European Community will not have the effect of altering any term of, or discharging or excusing performance under, this Agreement, nor give either you or us the right unilaterally to alter or terminate this Agreement. An 'event associated with economic and monetary union in the European Community'
       includes, without limitation:

       (i)    the introduction of a single or unified European currency;

       (ii)   the fixing of conversion rates between a member state's currency and a new currency or between the currencies of member states;

       (iii)  the substitution of a new currency for the ECU as the unit of account of the European Community;

       (iv)   the introduction of a new currency as lawful currency in a member state or the withdrawal from legal tender of any currency which, before that, was lawful currency in a member state; and/or

                                                          Sales Ledger Financing

       (v)    the disappearance or replacement of a relevant price source for the ECU or the national currency of any member state, or the failure of the agreed sponsor or any successor to publish a relevant rate, index, price, page or screen.

22.    WAIVERS, SEVERENCE, VARIATIONS AND FURTHER ACTS

22.1.  The rights and remedies provided to us are cumulative and not exclusive of any rights or remedies provided by law. If we choose not to enforce or cannot enforce any term of the Agreement, whether against you or any
       Debtor, this will not affect our rights to enforce the rest of the
       Agreement or to enforce them at a later date. Likewise such rights and remedies shall not be affected if we compound with any Debtor.

22.2.  The terms of this Agreement are considered by both you and us to be reasonable. Should any provision be found to be valid only if some part of it were deleted then such provision shall apply as if it were so deleted. The remainder of this Agreement shall not be affected.

22.3.  Any variation to this Agreement, except as otherwise provided for herein, will only be valid if put in writing and signed on behalf of both you and
       us.

22.4.  You will execute any additional documents and do all other acts or things as may be needed by us for carrying out the purposes or intent of this
       Agreement.

22.5.  You will comply with any published procedures required by us for the day-to-day efficient working of the arrangements between you and us.

23.    SERVICE OF NOTICES AND PROCESS

23.1.  Any written notice from us to you and any proceedings issued by us requiring service on you may be given or served by delivery at or posting to:

       (i)    your address stated in the Sales Ledger Financing Agreement or to such other address of yours notified to and acknowledged by us as being effective for the purposes of this Agreement; or

       (ii)   your registered office (if you are a limited company or a limited liability partnership); or

       (iii)  any address last known to us at which you carried on business; or

       (iv)   if you are a partnership - the last known residential or business address of any partner; or

       (v)    if you are a sole trader - your last known residential or business address.

       Such notice may also be given by facsimile transmission or electronic medium to your number or address notified to us for communication by such means. If you are a limited company it may also be handed to any officer of yours. If you are an unlimited partnership or a limited liability partnership it may be handed to any partner. If you are a sole trader it may be handed to you personally.

23.2.  Any such notice or process shall be considered served:

       (i)    if delivered - at the time of delivery; or

       (ii)   if sent by post - 48 hours from the time of posting; or

       (iii)  if sent by facsimile transmission or electronic medium - at the time of transmission; or

                                                                              29

Sales Ledger Financing

       (iv)   if handed over - at the time of handing over.

23.3.  Any notice in writing by you to us under this Agreement shall take effect at the time it is received by us at our registered office or at such other address of which we may notify you in writing for this purpose.

23.4.  We may at all times rely upon any signature or the act or communication of any person purporting to act on your behalf and the same shall be binding upon you.

24     POWER TO ACT IN YOUR NAME

24.1   By way of security for the performance of your obligations to us and for all sums which shall become due to us, you irrevocably appoint us and any of our managers or other officers at any time, jointly and each of them severally, as your true and lawful attorneys to act as we or they consider necessary or appropriate in order to:

       (a)    obtain payment of and give valid discharges for any Debt
              (including re-assigned Debts: or

       (b)    deal with any Debt: or

       (c)    perfect our title to any Debt: or

       (d)    secure performance of any of your obligations to us or to any
              Debtor

       For these purposes your attorneys may do any of the following:

       (i)    execute all necessary deeds, agreements and documents;

       (ii)   complete, negotiate or endorse all necessary instruments;

       (iii)  conduct or defend any proceedings;

       (iv)   settle any indebtedness

       (v)    take all other steps they consider requisite

24.2   This appointment shall continue both during and after the ending of this
       Agreement, until all sums due to us have been paid.

24.3   You also irrevocably appoint any assignee of ours as your attorney to perform any of the acts set out above.

24.4   We may appoint and remove a substitute attorney for any of the above matters. You will ratify and confirm whatever shall be done under these powers.

25.    DEFINITIONS

25.1.  In these Terms & Conditions, the Sales Ledger Financing Agreement and the
       user guides, the following expressions have the special meanings set out after each:

       AGREEMENT DATE - The day that the last of either you or us sign it.

       APPROVED DEBT - if you have our Early Payment Facility - a Debt designated by us as suitable for an Early Payment;- if you also have our
       Non-Recourse Facility - a Debt capable of being a Covered Debt if the
       Credit Line for the Debtor so allows.

       ASSIGNMENT - a transfer of ownership by whatever means and whether formal or informal.

                                                          Sales Ledger Financing

       ASSOCIATE - any partnership, body corporate or other form of business association in which you or any of your directors, members, partners, or employees have a material interest; and - any other form of associate as defined by section 184 of the Consumer Credit Act 1974.

       AVAILABILITY - your right to request us to permit drawings from the
       Payment Account calculated in accordance with Condition 5.7.

       BASE RATE - where the Payment Account is in sterling - the sterling Base
       Rate quoted, from time to time, by Barclays Bank PLC (or its successors)
       or

       o      where the Payment Account is kept in a currency other than sterling - the Base Rate as quoted from time to time by Barclays
              Bank PLC (or its successors) for such currency.

       BEYOND RECOURSE BALANCES - Any debt that passed the specified period stated in the Sales Ledger Financing Agreement.

       COMMENCEMENT DATE - the date so stated in the Sales Ledger Financing
       Agreement and being the date for the commencement of the operation of this Agreement.

       CONTRACT OF SALE - a contract by you for the supply of goods or the provision of services or work done and materials supplied or hiring to a
       Debtor.

       CONTRACTED VALUE - [applicable only to our Non-Recourse Facility] - in relation to a Covered Debt - the amount payable by a Debtor in accordance with the Contract of Sale after taking into account any deduction, discount claim or allowance, however arising.

       COVERED DEBT - a Notified Debt within a Credit Line.

       CREDIT LINE - where you have our Non-Recourse Facility - in respect of each Debtor - the maximum Contracted Value of Outstanding Debts from which shall be deducted any First Loss and the Value Added Tax included in the Debt and in respect of the resulting balance we shall accept the
       Credit Risk; and

       o      where the Sales Ledger Financing Agreement indicates that Early
              Payment will be available by reference to the Credit Line - the total Value of Approved Covered Debts for which we will permit
              Early Payments at the Early Payment Percentage, unless otherwise stated.

       o      where you have our Recourse Facility - in respect of each Debtor, the total value of Approved Debts for which we will permit Early
              Payments at the Early Payment Percentage referred to in the Sales
              Ledger Financing Agreement.

       CREDIT PERIOD - in relation to an Approved Debt - the period specified in the Sales Ledger Financing Agreement (or such other period as may from time to time be notified to you in writing by us).

       CREDIT RISK - [applicable only to our Non-Recourse Facility] - the assumption by us of the risk that the Contracted Value of Debt, (less the
       Value Added Tax and any First Loss, designated by us as a Covered Debt), will not be paid by the expiry of the Credit Period, provided that all your other obligations to us shall have been complied with.

       DEBT - any obligation under a Contract of Sale (including any tax or duty payable), present, future or contingent, of any Debtor and all its
       Related Rights; a Debt, where the context permits, includes part of such obligation or part of such Related Rights.

                                                                              31

Sales Ledger Financing

       DEBTOR - a company, partnership (whether limited or unlimited), sole trader or other legal entity which is or may become indebted to you under a Contract of Sale.

       DELIVERED - in relation to Goods - delivered in the United Kingdom to the premises designated as the delivery point or carrier of the Debtor. In relation to services - fully completed. 'Deliver' and 'Delivery' are to be construed accordingly.

       DISCOUNT - a charge to be debited monthly and calculated on a day-to-day basis by applying the applicable percentage per annum set out in the
       Sales Ledger Financing Agreement over Base Rate to the debit balance on the Payment Account.

       EARLY PAYMENT - [applicable only to our Early Payment Facility] - any drawing on account of the Purchase Price of a Debt prior to the Payment
       Account Credit Date.

       EARLY PAYMENT CEILING - [applicable to our Early Payment Facility] - the amount shown in the Sales Ledger Financing Agreement as the Early Payment
       Ceiling, which will be used by us to calculate the Early Payment Limit or such other greater or lesser amount as we may from time-to-time advise you.

       FIRST LOSS - [applicable only to our Non-Recourse Facility] - in relation to each Debtor at any time - the amount exclusive of Value Added Tax specified in the Sales Ledger Financing Agreement for which we shall not accept the Credit Risk despite the designation of a Debt as a Covered
       Debt.

       FORCE MAJEURE - any circumstances outside our reasonable control including any exchange control, governmental or other official regulations or requirements, the outbreak of war, any terrorist act, revolution, civil insurrection, strike, lockout, industrial action or failure of postal or communication services.

       FOREIGN DEBT - a Debt which is evidenced by an invoice addressed to a
       Debtor in one of the markets referred to under Foreign Debts in the Sales
       Ledger Financing Agreement or such other market as may be agreed by us in writing.

       GOODS - goods or, where the context permits, services the subject of a
       Contract of Sale.

       INSOLVENCY - in relation to:

              (i) an individual - the issue of a petition for his bankruptcy or sequestration: or

              (ii) a company or limited liability partnership - the convening of a meeting to pass a resolution for voluntary winding up by reason of insolvency, or the servicing of a notice under Section 84(2A)
              of the Insolvency Act 1986 of a meeting to pass a resolution for a voluntary winding up by reason of insolvency; the appointment of a provisional liquidator; the making of a winding up order; the passing of a resolution for a voluntary winding up which would take effect as a creditors voluntary winding up; the issue of an application or petition for the appointment of an administrator under the Insolvecy Act 1986 the appointment of an administrator;
              any person giving notice of intention to appoint an administrator or the appointment of a receiver (whether in or out of court) or an administrative receiver of any of the assets or income of the company;

              (iii) a partnership - bankruptcy, winding up, the appointment of an administrator or any person giving notice of intention to appoint an administrator, or the issue of a petition for an administration order against the partnership;

              (iv) an individual (or in the case of a partnership, any person who is a member of it) a company, a partnership or a limited liability partnership; entering into or proposing to enter into a voluntary arrangement under the Insolvency Act 1986 or

                                                          Sales Ledger Financing

              any informal arrangement generally for the benefit of the
              creditors; any part of its income, undertaking or assets, being subject to: (a) seizure, distress, execution or lien: or (b)
              enforcement of security rights; or (c) execution of legal process:
              the making of any statutory demand under the Insolvency Act 1986;
              the entry of any judgment, order or award which shall remain unsatisfied or whose terms shall not be complied with for seven days (except whilst any appeal shall be pending);

              o      taking any steps towards a moratorium pursuant to Section
                     1A and Schedule 1A of the Insolvency Act 1986 or pursuant
                     to paragraph 1A of schedule 1 of the Insolvent Partnerships
                     Order 1994.

                     And the taking of any steps or the commencement of any
                     proceedings in respect of any of the matters in this
                     definition.

       INSURER - the insurer by which the Policy referred to in Condition 15 is or shall be issued.

       NON-NOTIFIABLE DEBT - a Debt, belonging to us under this Agreement, which should not be Notified to us until we tell you, including all those referred to in the Sales Ledger Financing Agreement and in Condition
       14.1.(d) and (e) and such other Debts as we may specify at any time.

       NOTIFICATION DOCUMENTS - In relation to each book Debt:

              (a) if we so require, an exact copy of each invoice; and

              (b) such other documents and evidence of the despatch and delivery of the Goods or the performance of the services as we may require.

       NOTIFICATION SCHEDULE - in relation to a Debt not previously Notified to us - the notification by you to us of the existence of that Debt and the invoice or credit note relating to it, in such form and by such method as we may from time to time require.

       NOTIFIED/NOTIFY/NOTIFYING - inclusion of a Debt in either an Offer or a
       Notification Schedule.

       NOTIFIED VALUE - the amount of the Debt as shown in your Offer or
       Notification Schedule.

       OFFER - an offer to sell to us a Debt with its Related Rights upon the terms and conditions of this Agreement, with full title guarantee, which we shall be free to accept or reject in our absolute discretion and where more than one Debt is at the same time included in an offer each Debt shall be considered as subject to an offer independent of any other Debt.

       OUTSTANDING - in relation to a Debt - undischarged by payment.

       PAYMENT ACCOUNT CREDIT DATE - the date of receipt by us of payment for value from the Debtor.

       POLICY - any policy for credit insurance referred to in Condition 15.

       PRE-CONDITIONS - those conditions, if any, set out in the Sales Ledger
       Financing Agreement (if any) which must be complied with before an Early
       Payment can be made available.

       PRIME DEBTOR RESTRICTION - [applicable only to our Early Payment
       Facility] - the maximum amount of Outstanding Debts from a single Debtor against which we may allow Early Payments, such maximum amount being calculated at the percentage specified in the Sales Ledger Financing
       Agreement of the amount of all Outstanding Debts.

       PURCHASE PRICE - the amount payable by us to you for each Debt belonging to us.

                                                                              33

Sales Ledger Financing

       REASSIGN/REASSIGNMENT - the transfer from us to you of our ownership of a
       Debt.

       RECOURSE - our right to require you to repay to us any Early Payment made in respect of a Recourse Debt at the expiry of the Recourse Period.

       RECOURSE DEBT - a Debt in respect of which we shall not accept the Credit
       Risk and where you have a Recourse Facility all Debts shall be Recourse
       Debts.

       RECOURSE PERIOD - the number of days shown in the Sales Ledger Financing
       Agreement (or such other period as we may from time to time tell you in writing) at the end of which we will exercise Recourse and treat such
       Debts as Unapproved Debts.

       RELATED RIGHTS - in relation to any Debt or Returned Goods - any of the following:

              (i) all your rights at law as an unpaid Vendor or under the
              Contract of Sale but without any obligation on us to complete a
              Contract of Sale;

              (ii) the benefit of all insurances;

              (iii) all negotiable and non-negotiable instruments, all
              securities, bonds, guarantees and indemnities;

              (iv) all your rights to any ledger, computer or electronic data or materials or document recording or evidencing a Debt or its
              Related Rights; and

              (v) all Returned Goods.

       RETURNED GOODS - any Goods relating to or purporting to comply with a
       Contract of Sale which any Debtor shall for any reason:

              (i) reject or give notice of rejection; or

              (ii) return or attempt to or wish to return to you or us; or

              (iii) which you or we recover from a Debtor.

       SERVICE CHARGE - a charge to you for the administration of the services and facilities provided by us.

       TERMINATION EVENT - an event, listed in Condition 20.2, entitling us immediately to end this Agreement without any period of notice.

       UNAPPROVED DEBT - a Debt which we designate as incapable of an Early
       Payment and where you have our Non-Recourse Facility, a Debt for which we will not accept the Credit Risk in each case even if previously designated as Approved Debts.

       UNITED KINGDOM/UK - the United Kingdom of Great Britain and Northern
       Ireland, the Channel Islands and the Isle of Man;

       UK DEBT - a Debt evidenced by an invoice addressed to a Debtor in the
       United Kingdom whether in sterling or in any other currency.

       US/WE - Barclays Bank PLC and where the context so permits our successors and assignees.

                                                          Sales Ledger Financing

       VAT BAD DEBT SCHEME - the scheme and procedures established by H M
       Customs and Excise to enable suppliers of Goods to reclaim the value added tax element of Debts which become bad or doubtful.

       VESTED - in relation to a Debt, our ownership of that Debt by Assignment or the holding of the Debt on trust for us.

       WORKING DAY - a Day when both we and banks in England and Wales are open for the conduct of all normal business.

       YOU - the Customer named in the Sales Ledger Financing Agreement.

       YOUR RESPONSIBILITY - any sum payable or prospectively or contingently payable by you to us, whether or not arising under the Agreement, including liability as a debtor for any debt assigned to us by any of your suppliers or as an indemnifier of another client of ours or for the breach of your obligations to us and our reasonable estimate of such sums where the amount cannot be immediately ascertained.

25.2.  Any reference to these Conditions or to the Agreement is to them as amended, varied, supplemented, substituted or novated from time to time.

25.3.  Any reference to a statute includes any amendment or replacement or re-enactment of that statute, for the time being and any order and any subordinate legislation made under it.

25.4.  The singular includes the plural and vice versa, and reference to any gender shall include any other gender. References to a person or party shall be construed as references to any person, firm, company, limited liability partnership, corporation or any association or partnership
       (whether or not having separate legal personality) or two or more of the foregoing.

25.5.  The meaning of general words introduced by the word 'other' is not to be limited by reference to any preceding word indicating a particular class of acts, matters or things.

25.6.  Where in or in relation to any place outside England the meaning of a word or expression used in this Agreement is to be considered and such word or expression has no counterpart in that place, it is to have the meaning of its closest equivalent in that place.

25.7.  The interpretation and construction of the Agreement and these Conditions shall not be affected by any headings, since they are only provided for convenience.

25.8.  If you want to complain about the Sales Ledger Financing Agreement, terms and conditions booklets or the service you have received, you may do so in person, in writing, by post, fax, e-mail or by telephone.

       Details of our complaints handling procedures are available on request from any branch, Barclays Group Information Line on 0800 400 100 or on
       the web site at www.barclays.co.uk

26.    STANDARD CONFIDENTIAL INVOICE DISCOUNTING TERMS AND CONDITIONS

26.1.  Debts assigned are to be evidenced by copy invoices and credit notes, or suitable sales daybook listings, being supplied to ourselves along with the appropriate schedule of debts or via Ledgermaster Totals Upload. We should be supplied with copies of any credit notes that are raised on any debtor where there are debts outstanding that have been assigned to us.

26.2.  We will require to visit you from time to time in order to confirm that the ledger is being operated in accordance with the agreement and to fulfil our audit requirements.

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Sales Ledger Financing

26.3.  You will provide by the 10th of each month, a sales ledger reconciliation as at the last working day of each month previous, such reconciliation to include:

       (1)    fully posted aged debtor analysis

       (2)    copy open item statements for each debtor, on a monthly basis, showing details of the outstanding debts assigned to us

       (3)    fully posted aged creditors analysis

       (4)    month end reconciliation form duly signed and authorised by an official signatory of the company.

26.4.  Your invoice stationery is printed with the full and correct company style, terms of trade and VAT number.

26.5.  You, as agent for ourselves, continue to collect monies from debtors in respect of assigned debts. Monies from such debtors should then be deposited by you for the credit of an account specified by us together with the counterfoil paying in slip.

26.6.  The banking of debtor cheques, or other forms of payment, into any bank account other than the Trust Account is strictly prohibited.

26.7.  All company bank statements, relating to all accounts, must be made available on request.

26.8.  Debt verification will be undertaken on your sales ledger. This procedure may be undertaken at your premises with the assistance of your personnel or, alternatively, through a third party acting on our behalf.

26.9.  An essential feature of the confidential facility is that although invoices will be assigned to us, the sales ledger will be maintained by you for and on behalf of us, the ledger items should therefore be clearly marked to identify the debts that have been assigned to ourselves.

26.10. No deposits are taken from debtors. Should any debtor choose to pay a deposit then we should be notified immediately. We may consider the need to hold a reserve against availability in respect of the deposit to protect ourselves against any possible offset claim by the debtor.

26.11. Prior to any form of legal action being instigated by you against a debtor whose debts are assigned to us, we require a written application stating the nature, value and reason for the legal action. We reserve the right to litigate whilst any reassignment of debts is conducted at our sole discretion.

26.12. You maintain written records detailing all written and verbal communication with debtors in relation to the collection of domestic debts. These records must be kept separately for each debtor and must be held to our order.

26.13. For every invoice raised you will supply or hold to our order the appropriate supporting documentation i.e signed delivery notes, carriers receipt notes, time sheets, satisfaction notes.

26.14. That no:

       (1)    debtors are to be handled on both cash and credit basis

       (2)    invoices are to be raised on sale or return trading terms

       (3)    goods are to be provided on an evaluation or trial basis.

                                                          Sales Ledger Financing

26.15. All Debts and their Related Rights shall vest in us in accordance with this Agreement notwithstanding any charge, lien, trust or encumbrance existing now or in the future in favour of Barclays Bank PLC, all of which are hereby postponed or released to the extent necessary to enable this Agreement to have full effect.

26.16. Any charge, lien, trust or encumbrance in favour of Barclays Bank PLC shall in all other respects remain in full force and effect and in particular any monies due or prospectively due from us to you shall constitute a debt subject to any such charge in accordance with its terms and all Debts and their related rights which for any reason shall fail to vest in us or revest in you in accordance with this Agreement shall be and remain so subject.

26.17. Barclays Bank PLC may at any time give you 7 days notice in writing withdrawing the postponement or release contained in these Terms and
       Conditions. Such withdrawal shall not affect our rights in relation to any Debt or Related Rights which come into existence before the expiry of such notice.

26.18. No notice of assignment will be given, unless your Agency to collect
       Debts shall be withdrawn.

26.19. Invoices notified for which evidence of debt is not available will be handled on an unapproved basis only. This includes proof of order and proof of delivery and/or satisfaction.

26.20. Invoices notified for cash sales or for debtors with a mix of cash and credit terms will be handled on an unapproved basis only.

26.21. Invoices notified for debtor accounts which feature amounts of unallocated cash will be handled on an unapproved basis only.

26.22. Invoices notified for debtors where their terms of purchase prohibit assignment of the debt will be handled on an unapproved basis only/until such time that the debtor has confirmed in writing that they acknowledge the assignment and our position.

26.23. Invoices notified for sales involving evaluation or trial goods will be handled on an unapproved basis only/until such time that the debtor has confirmed in writing that they acknowledge the assignment and our position.

26.24. We may provide you with our Totals Upload facility. To support this you must be able to verify individual invoice and credit note totals uploaded to us against your computer accounting system and from hard copy day book listings. We reserve the right to remove the Totals Upload facility at our discretion.

26.25. If you enter into any new contracts before the commencement, or within the duration of this facility, we must examine the contracts and agree that they are acceptable.

26.26. The Payment Account Credit date for all debts will be the date of receipt by us of payment for value from the Debtor. Payment made into the trust account will be credited on the date following receipt into the trust account.

26.27. Should bill and hold become a feature of your business we will require a
       "bill and hold" report to be submitted with your month end reconciliation. We reserve the right to audit this report during our periodic audits and to introduce a reserve against your Payment Account in the event that you fail to supply a timely and accurate report detailing bill and hold.

26.28. We may hold a reserve against your Availability. We may retain the reserve in respect of any contra balance, advertising contributions, containers, deposits, equipment and tooling, free issue, retrospective rebates, discounts or other. We retain the right to adjust the reserve or unapprove debtors where any of these situations exist at our sole discretion.

                                                                              37

Sales Ledger Financing

26.29. Any security which we hold for your liabilities to Barclays Bank PLC must remain in place for the duration of this facility. We will consider a breach of any other facilities granted by Barclays Bank PLC or any of its subsidiaries to you as a breach of this facility.

26.30. We require a copy of the terms and conditions of your major suppliers.
       Should these indicate that any retention of title is held over goods supplied to you, a limitation regarding such a retention of title may be required.

27.    STANDARD FACTORING TERMS AND CONDITIONS

27.1.  Correspondence to debtors must incorporate the following assignment clause:-

       "IMPORTANT NOTICE

       All invoices referred to have been assigned to Barclays Bank PLC, Aquila
       House, Breeds Place, Hastings, East Sussex TN34 3DG to whom payment must be made and whose receipt therefore alone is valid."

27.2.  You continue to despatch original invoices direct to your debtors with identical copies being forwarded to us together with the completed
       Notification schedule, or complete the appropriate application via ledgermaster.

       Your invoice stationery is printed reflecting the correct company style, terms of trade, VAT number and the following assignment clause on the original and all identical copies in a clear and prominent position:

       "IMPORTANT NOTICE

       The amount of this invoice has been assigned to Barclays Bank PLC, Aquila
       House, Breeds Place, Hastings, East Sussex TN34 3DG to whom payment must be made and whose receipt therefore alone is valid."

       The assignment clause should not be printed on credit notes. However it is necessary for the original and a copy of all future credit notes to be forwarded to ourselves on separate schedules, in accordance with our
       Terms and Conditions of Business.

27.3.  You will be provided with an alphabetical debtor listing detailing the full trading style and address together with a debtor reference number which will be assigned to each debtor account.

       The debtor reference number must be included on all invoices and credit notes submitted with the Notification Schedules to us. If you do not comply with this requirement the invoice or credit note will not be processed.

27.4.  For all new debtors you should complete and forward to us a Debtor
       Account Request form or upload the application via the ledgermaster system.

27.5.  For every invoice raised you will supply or hold to our order the appropriate supporting documentation i.e signed delivery notes, carriers receipt notes, time sheets, satisfaction notes

27.6.  That no:

       (1)    debtors are to be handled on both cash and credit basis

       (2)    invoices are to be raised on sale or return trading terms

       (3)    goods are to be provided on an evaluation or trial basis.

27.7.  Prior to any form of legal action being instigated by you against a debtor whose debts are assigned to us, we require a written application stating the nature, value and reason for the legal action. We reserve the right to litigate whilst any reassignment of debts is conducted at our sole discretion.

                                                          Sales Ledger Financing

27.8.  If you have a service only facility, it will operate according to a
       Recourse Facility.

27.9.  All Debts and their Related Rights shall vest in us in accordance with this Agreement notwithstanding any charge, lien, trust or encumbrance existing now or in the future in favour of Barclays Bank PLC, all of which are hereby postponed or released to the extent necessary to enable this Agreement to have full effect.

27.10. Any charge, lien, trust or encumbrance in favour of Barclays Bank PLC shall in all other respects remain in full force and effect and in particular any monies due or prospectively due from us to you shall constitute a debt subject to any such charge in accordance with its terms and all Debts and their related rights which for any reason shall fail to vest in us or revest in you in accordance with this Agreement shall be and remain so subject.

27.11. Barclays Bank PLC may at any time give you 7 days notice in writing writhdrawing the postponement or release contained in these Terms &
       Conditions. Such withdrawal shall not affect our rights in relation to any Debt or Related Rights which come into existence before the expiry of such notice.

27.12. Notice will be given for your Debtors to pay us

27.13. Invoices raised which include trade discounts must be raised net, and any early settlement discounts offered must be evidenced on the face of all invoice copies.

27.14. Invoices notified for debtors who have a contra trading situation with you will be handled on an unapproved basis only.

27.15. Invoices notified for which evidence of debt is not available will be handled on an unapproved basis only. This includes proof of order and proof of delivery and/or satisfaction

27.16. Invoices notified for cash sales or for debtors with a mix of cash and credit terms will be handled on an unapproved basis only.

27.17. Invoices notified for debtor accounts which feature amounts of unallocated cash will be handled on an unapproved basis only.

27.18. Invoices notified for debtors where their terms of purchase prohibit assignment of the debt will be handled on an unapproved basis only/until such time that the debtor has confirmed in writing that they acknowledge the assignment and our position.

27.19. Invoices notified for sales involving evaluation or trial goods will be handled on an unapproved basis only/until such time that the debtor has confirmed in writing that they acknowledge the assignment and our position.

27.20. If you enter into any new contracts before the commencement, or within the duration of this facility, we must examine the contracts and agree that they are acceptable.

27.21. The Payment Account Credit date will be for all debts the date of receipt by us of payment for value from the Debtor. Where you have a Non-Recourse facility, for undisputed Covered Debts the expiry date of the Barclays
       Credit Period stated in Clause I17.

27.22. We may at any time require a satisfactory audit trail exercise to be conducted on your sales invoicing.

27.23. Any security which we hold for your liabilities to Barclays Bank PLC must remain in place for the duration of this facility. We will consider a breach of any other facilities granted by Barclays Bank PLC or any of its subsidiaries to you as a breach of this facility.

27.24. We require a copy of the terms and conditions of your major suppliers.
       Should these indicate that any retention of title is held over goods supplied to you, a limitation regarding such a retention of title may be required.

                                                                              39

Published by Barclays Bank PLC. Business Banking Marketing Services.

Registered in England. Registered No: 1026167. Registered Office: 1 Churchill
Place, London E14 5HP.

RB1443. Item Ref. 9971652. 06/05. June 2005.